UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 2, 2012
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

Elpida Purchase and Reorganization Proceedings

On July 2, 2012, Micron Technology, Inc. (“Micron”) entered into an Agreement on Support for Reorganization Companies (the “Sponsor Agreement”) with Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. (“Elpida”) and Elpida’s wholly-owned subsidiary, Akita Elpida Memory, Inc. (“Akita”) (Elpida and Akita, collectively, “the Elpida Companies”).  The Elpida Companies filed petitions for corporate reorganization proceedings with the Tokyo District Court under the Corporate Reorganization Act of Japan on February 27, 2012.

Under the Sponsor Agreement, Micron commits to support plans of reorganization for the Elpida Companies that would provide for payments to the secured and unsecured creditors of the Elpida Companies in an aggregate amount of 200 billion yen (or approximately $2.5 billion, assuming an ¥80.0 to $1.00 currency exchange rate, which exchange rate is assumed for all Japanese yen to U.S. dollar conversions in this report), less certain expenses of the reorganization proceedings and certain other items.  Of such aggregate amount, Micron will fund 60 billion yen (or approximately $750 million) through a cash payment to Elpida at the closing, in exchange for 100% ownership of Elpida.  The remaining 140 billion yen (or approximately $1.75 billion) of payments will be made by the Elpida Companies (using cash flow generated from Micron’s payment for foundry services provided by Elpida, as a Micron subsidiary) in six annual installments payable shortly before the last business day of each calendar year, from 2014 through 2019, with payments of 20 billion yen (or approximately $250 million) in each of 2014 through 2017, and payments of 30 billion yen (or approximately $375 million) in each of 2018 and 2019.

Micron has agreed to provide additional support to the Elpida Companies to facilitate access for the Elpida Companies to continued debtor-in-possession financing of up to 16 billion yen (or approximately $200 million) from third-party finance sources through the closing of the transaction, including through the provision of a payment guarantee under certain circumstances.  In addition, Micron has agreed to use reasonable efforts to assist the Elpida Companies in financing up to 64 billion yen (or approximately $800 million) of capital expenditures through June 30, 2014, including up to 40 billion yen (or approximately $500 million) prior to June 30, 2013, either by supporting their efforts to obtain financing from third parties, including through the provision of a payment guarantee under certain circumstances, or providing such financing directly.  The capital expenditure financing will be available to support the Elpida Companies in making required capital expenditures in furtherance of Elpida’s planned technology roadmap consistent with a pre-defined interim business plan.

Under applicable Japanese law, following the closing of the transaction, because a portion of the payments to creditors will be satisfied through the installment payments described above, the operation of the Elpida Companies’ business will remain subject to the oversight of the court in charge of their reorganization proceedings and of the trustees (including a trustee nominated by Micron upon the closing of the transaction).

The Sponsor Agreement, which is governed by Japanese law, contains certain termination rights, including a right of Micron to terminate the Sponsor Agreement if a material adverse effect has occurred with respect to either the Elpida Companies and their subsidiaries, taken as a whole, or with respect to Rexchip Electronics Corporation, a Taiwanese corporation formed as a manufacturing joint venture by Elpida and Powerchip Technology Corporation, a Taiwanese corporation (“Powerchip”).  Elpida currently owns, directly and indirectly through a subsidiary, approximately 65% of Rexchip’s outstanding common stock.

The Elpida Companies are each currently required to submit a plan of reorganization to the court on or before August 21, 2012, which will then be subject to court and creditor approval under applicable Japanese law.

The consummation of the Sponsor Agreement is subject to various closing conditions, including but not limited to approval by the Tokyo District Court and the creditors of the Elpida Companies’ reorganization plans and receipt of regulatory approvals from authorities in the United States, Japan, China, South Korea, Taiwan and the Czech Republic.  The transaction is currently anticipated to close in the first half of calendar 2013.

  Share Purchase Agreement with Powerchip

  On July 2, 2012, Micron entered into a Share Purchase Agreement with Powerchip, certain entities affiliated with Powerchip, and Frank Huang, the Chairman and and CEO of Powerchip (the “Purchase Agreement”).  Under the terms and subject to the conditions of the Purchase Agreement, Micron will purchase 713,627,586 shares of common stock of Rexchip from the sellers, which represents approximately 24% of Rexchip’s outstanding common stock, at a purchase price of NT$14.03 per share (or approximately $0.47 per share, assuming a NT$30.0 to $1.00 currency exchange rate, which exchange rate is assumed for all New Taiwan dollar to U.S. dollar conversions in this report) or approximately NT$10.0 billion in the aggregate (or approximately $334 million). The consummation of the Purchase Agreement is subject to various closing conditions, including the closing of the transactions contemplated by the Elpida Sponsor Agreement.

Item 7.01	Regulation FD Disclosure.

    On July 2, 2012, Micron issued a press release announcing its entry into the Sponsor Agreement and the Purchase Agreement. A copy of the text of the press release is attached as Exhibit 99.1 hereto. Item 7.01 of this Current Report on Form 8-K and the information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on July 2, 2012

Forward Looking Statements

This report (including the press release furnished herewith) contains forward-looking statements regarding future events that involve risks and uncertainties. For example, statements related to the strategic rationale for and expected benefits from the transactions, the financial and operational performance of the combined business, the expected scale and synergies to be realized, the customer base, product offerings and position of the combined business in the memory industry, the expected timing of key milestones, are all forward-looking statements.  Various factors could cause actual events or results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the transactions do not close when expected or at all, or that we may be required to modify aspects of the transactions to achieve regulatory approval; that we are unable to successfully hedge against foreign currency rate fluctuations associated with transaction payments, or that such fluctuations adversely impact our consolidated results of operations; that we are unable to maintain customers, successfully execute our integration strategies, or achieve planned synergies; that we are unable to accurately forecast the anticipated financial results of the combined business; that our consolidated financial condition may be adversely impacted by the increased leverage resulting from the transactions; that future payment obligations arising out of the transactions will not be met; that the combined business is unable to compete successfully in the highly competitive and rapidly changing memory market; that we are unable to retain employees that are key to the operations of the combined business; that we are unable to identify and realize future consolidation and growth opportunities; and other factors that are disclosed in our most recent Form 10-K and Form 10-Q, including in the Risk Factors section under the headings “Debt obligations could adversely affect our financial condition” and “We may make future acquisitions and/or alliances, which involve numerous risks.”  These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	July 2, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 2 2012

Exhibit No.	Description
99.1	Press Release issued on July 2, 2012